UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
THE HOME DEPOT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if the other than the Registrant)

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ADDITIONAL INFORMATION REGARDING
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 21, 2020

The following Notice of Change in Location and related press release relate to the proxy statement (the “Proxy Statement”) of The Home Depot, Inc. (the “Company”), dated April 6, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 21, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 21, 2020.

THE NOTICE AND PRESS RELEASE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

THE HOME DEPOT, INC. 2455 Paces Ferry Road Atlanta, Georgia 30339
NOTICE OF CHANGE IN LOCATION OF 2020 ANNUAL MEETING OF SHAREHOLDERS

DATE:	Thursday, May 21, 2020
TIME:	9:00 a.m., Eastern Time
PLACE:	www.virtualshareholdermeeting.com/HD2020*
WHO MAY VOTE:	Shareholders of record as of the close of business on March 23, 2020
ANNUAL MEETING MATERIALS:	A copy of the Proxy Statement and our 2019 Annual Report are available on our Investor Relations website at https://ir.homedepot.com under “Financial Reports.”

Dear Shareholders,
As we previously announced, our 2020 Annual Meeting of Shareholders (the “Meeting”) will be held on Thursday, May 21, 2020. After careful consideration of the public health impact of the COVID-19 pandemic and to protect the health and wellbeing of our shareholders, associates, directors, and community, we have decided to forgo for this year the physical location of the Meeting in Atlanta, Georgia and instead hold the Meeting in a virtual format only.
Accordingly, NOTICE IS HEREBY GIVEN that the Meeting will be held only by remote communication in a virtual format at: www.virtualshareholdermeeting.com/HD2020. The Meeting will still be held on Thursday, May 21, 2020 at 9:00 a.m., Eastern Time. You will not be able to attend the Meeting in person. The items of business are the same as set forth in the Meeting notice previously mailed or made available to you.
Shareholders of record as of the close of business on March 23, 2020, the record date, or “street name” holders that hold a legal proxy, broker’s proxy card or voting information form provided by their bank, broker or nominee, are entitled to attend the Meeting. To be admitted to the Meeting at www.virtualshareholdermeeting.com/HD2020, you must log in using the 16-digit control number found in the proxy materials previously distributed to you. If you are unable to locate your control number, please contact our Investor Relations department at 770-384-2871 or investor_relations@homedepot.com in advance of the meeting date.
During the Meeting, you will be able to vote, submit a question, or view the list of shareholders as of the record date by following the instructions on the virtual meeting website at www.virtualshareholdermeeting.com/HD2020. You may also submit questions in advance of the Meeting beginning on April 22, 2020 at www.proxyvote.com. Information on how to access the list of shareholders of record from May 11, 2020 until the Meeting is available on our Investor Relations website at https://ir.homedepot.com/shareholder-services/annual-meeting.
Whether or not you plan to attend the Meeting, we urge you to vote in advance of the Meeting using one of the methods described in our proxy materials. The proxy card or voting instruction form included with the proxy materials that you previously received will not be updated to reflect the change in location, and you may continue to use it to vote your shares.
We appreciate your understanding about the change in meeting format. We look forward to your participation in our virtual Meeting, and plan to return to an in-person, physical annual meeting of shareholders next year.

By Order of the Board of Directors,

Teresa Wynn Roseborough Corporate Secretary
*Please note that this web page will not be active until approximately two weeks before the Meeting date.

The Home Depot to Hold Virtual Annual Meeting of Shareholders
ATLANTA, April 21, 2020 -- The Home Depot®, the world's largest home improvement retailer, today announced that it will hold its 2020 Annual Meeting of Shareholders virtually due to the public health impact of the COVID-19 pandemic and to support the health and well-being of its shareholders, associates, directors, and the community.
The Annual Meeting will be held on the same date and time as originally scheduled: Thursday, May 21, 2020 at 9:00 a.m., Eastern Time. Online access to the meeting will begin at 8:45 a.m., Eastern Time. Shareholders will not be able to attend the meeting in person. Any updates will be posted at https://ir.homedepot.com/shareholder-services/annual-meeting prior to the meeting date.
The Home Depot also announced that it plans to return to a physical, in-person meeting format next year for its 2021 Annual Meeting of Shareholders.
Attending the Virtual Annual Meeting
Shareholders of record as of the close of business on March 23, 2020, the record date, or “street name” holders that hold a legal proxy, broker’s proxy card or voting information form provided by their bank, broker or nominee, can attend the meeting by accessing www.virtualshareholdermeeting.com/HD2020 and entering the 16-digit control number included in the proxy materials previously received. Please note that the www.virtualshareholdermeeting.com/HD2020 web page will not be active until approximately two weeks before the meeting date.
Asking Questions
Shareholders may submit questions in two ways. If they wish to submit a question before the meeting, then beginning on April 22, 2020, until the meeting, they may log into www.proxyvote.com and enter their 16-digit control number. Once past the login screen, click on “Question for Management,” type in the question, and click “Submit.” Alternatively, shareholders will be able to submit questions live during the meeting by accessing the meeting at www.virtualshareholdermeeting.com/HD2020 using their 16-digit control number, typing the question into the “Ask a Question” field, and clicking submit.
Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered. Questions that are substantially similar may be grouped and answered together to avoid repetition.
If we are unable to answer your question during the meeting due to time constraints, you are encouraged to contact The Home Depot Investor Relations department at investor_relations@homedepot.com.

Voting Shares at the Virtual Meeting
Shareholders who have not voted their shares prior to the meeting or who wish to change their vote will be able to vote their shares electronically at the meeting by clicking “Vote Here” on the meeting website.
Whether or not shareholders plan to attend the meeting, they are encouraged to vote their shares prior to the meeting by one of the methods described in the proxy materials previously provided. Shareholders may continue to use the proxy materials they previously received to vote their shares in connection with the meeting.
Shareholders who have already voted do not need to vote again.
Accessing the List of Shareholders Entitled to Vote
An electronic list of the shareholders of record as of the record date will be available for examination by shareholders at www.virtualshareholdermeeting.com/HD2020 during the meeting, along with the proxy materials for the meeting. Shareholders will need to enter their 16-digit control number to access the shareholder list. Information on how to access the list of shareholders from May 11, 2020 until the meeting is available at https://ir.homedepot.com/shareholder-services/annual-meeting.
Attending the Virtual Meeting as a Guest
If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode. To attend as a guest, please access www.virtualshareholdermeeting.com/HD2020 and enter the information requested on the screen to register as a guest. Please note that you will not have the ability to ask questions, vote or examine the list of shareholders during the meeting if you participate as a guest.
About The Home Depot
The Home Depot is the world's largest home improvement specialty retailer, with 2,292 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. In fiscal 2019, The Home Depot had sales of $110.2 billion and earnings of $11.2 billion. The Company employs more than 400,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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For more information, contact:
Financial Community	News Media
Isabel Janci	Sara Gorman
Vice President of Investor Relations & Treasurer	Sr. Director, Corporate Communications
770-384-2666	770-384-2852
isabel_janci@homedepot.com	sara_gorman@homedepot.com